UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023 (September 29, 2023)

JOHN B. SANFILIPPO & SON, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1703 N. RANDALL ROAD
Elgin, Illinois	60123-7820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	JBSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry to a Material Definitive Agreement

On September 29, 2023, John B. Sanfilippo & Son, Inc. (the “Company”) entered into the Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) by and among the Company, Wells Fargo Capital Finance, LLC, as administrative agent (the “Agent”), and the lenders party thereto (the “Lenders”), which amends the Amended and Restated Credit Agreement dated as of March 5, 2020 by and among the Company, the Agent and the Lenders (as amended, the “Credit Agreement”).

Pursuant to the terms of the Second Amendment:

•	the maximum amount available for the Company to borrow under the revolving credit facility was increased to $150 million from $117.5 million;

•	the maturity date of the Credit Agreement was extended to September 29, 2028;

•	the Company may pay up to $100 million in dividends per year, subject to meeting availability tests as set forth in the Credit Agreement;

•	the Company may make voluntary commitment reductions in increments of $5 million, to allow for a decrease of the credit facility, at the Company’s option; and

•	other technical changes and modifications were made to the terms of the Credit Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 5, 2023, the Company entered into an asset purchase agreement (the “APA”) with TreeHouse Foods, Inc., Bay Valley Foods, LLC and TreeHouse Private Brands, Inc. (collectively, “Sellers”). Under the APA, the Company agreed to purchase certain assets related to the Sellers’ snack bar business, which is located in Lakeville, Minnesota (the “Snack Bar Business”).

On September 29, 2023, the Company closed on the acquisition of the Snack Bar Business for a total of approximately $61 million in cash, subject to certain adjustments.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure

On September 29, 2023, the Company issued a press release announcing the closing of the acquisition of the Snack Bar Business. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Second Amendment to Amended and Restated Credit Agreement by and among John B. Sanfilippo & Son, Inc., Wells Fargo Capital Finance, LLC as administrative agent, and the lenders party thereto, dated September 29, 2023*

Exhibit 99.1	Press Release, dated September 29, 2023.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking. These forward-looking statements may be generally identified by the use of forward-looking words and phrases such as “will”, “intends”, “may”, “believes”, “anticipates”, “should” and “expects” and are based on the Company’s current expectations or beliefs concerning future events and involve risks and uncertainties. Consequently, the Company’s actual results could differ materially. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where expressly required to do so by law. Among the factors that could cause results to differ materially from current expectations are: (i) sales activity for the Company’s products, such as a decline in sales to one or more key customers, or to customers generally, in some or all channels, a change in product mix to lower price products, a decline in sales of private brand products or changing consumer preferences, including a shift from higher margin products to lower margin products; (ii) changes in the availability and costs of raw materials and ingredients and the impact of fixed price commitments with customers; (iii) the ability to pass on price increases to customers if commodity costs rise and the potential for a negative impact on demand for, and sales of, our products from price increases; (iv) the ability to measure and estimate bulk inventory, fluctuations in the value and quantity of the Company’s nut inventories due to fluctuations in the market prices of nuts and bulk inventory estimation adjustments, respectively; (v) the Company’s ability to appropriately respond to, or lessen the negative impact of, competitive and pricing pressures; (vi) losses associated with product recalls, product contamination, food labeling or other food safety issues, or the potential for lost sales or product liability if customers lose confidence in the safety of the Company’s products or in nuts or nut products in general, or are harmed as a result of using the Company’s products; (vii) the ability of the Company to control costs (including inflationary costs) and manage shortages in areas such as inputs, transportation and labor; (viii) uncertainty in economic conditions, including the potential for inflation or economic downturn; (ix) the timing and occurrence (or nonoccurrence) of other transactions and events which may be subject to circumstances beyond the Company’s control; (x) the adverse effect of labor unrest or disputes, litigation and/or legal settlements, including potential unfavorable outcomes exceeding any amounts accrued; (xi) losses due to significant disruptions at any of our production or processing facilities or employee unavailability due to labor shortages; (xii) the ability to implement our Long-Range Plan, including growing our branded and private brand product sales, diversifying our product offerings (including by the launch of new products) and expanding into alternative sales channels; (xiii) technology disruptions or failures or the occurrence of cybersecurity incidents or breaches; (xiv) the inability to protect the Company’s brand value, intellectual property or avoid intellectual property disputes; and (xv) our ability to manage the impacts of changing weather patterns on raw material availability due to climate change; and (xvi) our ability to integrate and operate certain snack bar related assets of Sellers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.

Date: October 2, 2023	By:	/s/ Frank S. Pellegrino
Frank S. Pellegrino
Chief Financial Officer, Executive Vice President Finance and Administration